9/14/18 SRSY Draft

AMENDMENT NO. 1 TO

CUSTODY AGREEMENT

This Amendment No. 1 (the “Amendment”) to the Custody Agreement (as supplemented and amended, the “Agreement”) entered into on August __, 2018 by and between FRANKLIN INVESTORS SECURITIES TRUST, FRANKLIN STRATEGIC SERIES AND FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST, each a statutory trust organized under the laws of Delaware, (each a “Company” and collectively, the “Companies”) having its principal place of business at One Franklin Parkway, San Mateo, California 94403-1906 on behalf of the series listed on Appendix A (each a “Fund” and collectively, the “Funds”), and MILLENNIUM TRUST COMPANY, LLC,  a limited liability company organized under the laws of the State of Illinois, having its principal place of business at 2001 Spring Road, Oak Brook, IL 60523 (the “Custodian”) is hereby made and effective as of September __, 2018 (the “Amendment Effective Date”).

Whereas Section 29 of the Agreement provides that if any management investment company affiliated with a Company in addition to those listed on Appendix A desires the Custodian to render services as custodian under the terms of this Agreement, the Custodian may agree to provide such services by amending Appendix A to add such management investment company and such management investment company shall become a Company hereunder and be bound by all terms and conditions and provisions hereof;

Whereas the Franklin Limited Duration Income Trust desires the Custodian to render services as custodian under the terms of this Agreement and the Custodian agrees to provide such services;

NOW THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Appendix A to the Agreement is deleted in its entirety and replaced by Appendix A attached hereto.

2. This Amendment will be deemed effective as of the Amendment Effective Date.  Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Agreement or as a waiver of or consent to any further or future action on the part of any Party that would require the waiver or consent of the other Party. On and after the Amendment Effective Date, each reference in the Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Agreement in any other agreements, documents or instruments executed and delivered pursuant to, or in connection with, the Agreement, will mean and be a reference to the Agreement as amended by this Amendment.

3. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, each party has caused its duly authorized representative to sign and accept this Amendment as of the Amendment Effective Date.

Millennium Trust Company, LLC

By:_________________________________

Name: ______________________________

Title: ________________________________

Each of the investment companies listed on Appendix A

attached hereto for itself and for each of its series listed on

Appendix A attached hereto severally and not jointly

By: ________________________________

Name:  Matthew T. Hinkle

Title: Chief Executive Officer – Finance and Administration

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Appendix A

Franklin Investors Securities Trust:

Franklin Total Return Fund

 Franklin Low Duration Total Return Fund

Franklin Strategic Series:

Franklin Strategic Income Fund

Franklin Templeton Variable Insurance Products Trust:

Franklin Strategic Income VIP Fund

Franklin Limited Duration Income Trust